UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2011

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

121 South 17th Street
Mattoon, Illinois	61938-3987
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (217) 235-3311

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 19, 2011, the Board of Directors of Consolidated Communications Holdings, Inc. (the “Company”) appointed C. Robert Udell, who is currently a Senior Vice President of the Company, to the additional position of Chief Operating Officer, effective immediately.  Under the Company’s Amended and Restated Bylaws, officers hold office until their successors are chosen and qualified, or until their earlier resignation or removal.

Mr. Udell, age 45, has served as a Senior Vice President of the Company since 2004.  From 1999 to 2004, he served in various capacities at the predecessor of the Company’s Texas operations, including Executive Vice President and Chief Operating Officer.  Prior to joining the predecessor of the Company’s Texas operations in March 1999, Mr. Udell was employed by the Company’s predecessor from 1993 to 1999 in a variety of senior roles, including Senior Vice President, Network Operations and Engineering. Mr. Udell is a member of the USTelecom Association Advisory Committee.  He serves on the boards of the Katy Economic Development Council, Greater Conroe Economic Development Council, and the Montgomery County United Way and Board of trustees for The John Cooper School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2011
Consolidated Communications Holdings, Inc.

	By:	/s/ Steven L. Childers
Name: Steven L. Childers Title: Chief Financial Officer